Exhibit  32


                              Certification
  Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of The L.S. Starrett Company, a Massachusetts corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Annual Report on Form 10-K for the fiscal year ended June 28, 2003 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  August 29, 2003                   	/s/ Douglas A. Starrett
                                       	------------------------------
	                                      Douglas A. Starrett
				               Chief Executive Officer


Date:  August 29, 2003                   	/s/ Roger U. Wellington, Jr.
                                       	------------------------------
	                                     	Roger U. Wellington, Jr.
				               Chief Financial Officer


The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to The L.S. Starrett Company and will be retained by The L.S. Starrett Company and furnished to the Securities and Exchange Commission or its staff upon request.